UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2010

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2010, the Board of Directors (the “Board”) of Hansen Medical, Inc. (the “Company”) approved the modification of the 2010 incentive cash bonus arrangements for Bruce J Barclay, the Company’s President and Chief Executive Officer, and Frederic H. Moll M.D., the Company’s Executive Chairman. The 2010 incentive cash bonuses otherwise payable to Mr. Barclay and Dr. Moll have been replaced with performance-based restricted stock units or RSUs representing 67,500 shares of the Company’s common stock and 52,500 shares of the Company’s common stock, respectively. Such RSUs have been granted under the Company’s 2006 Equity Incentive Plan and will vest based on the Board’s determination of the Company’s achievement of the respective goals previously approved by the Board for Mr. Barclay’s and Dr. Moll’s 2010 incentive compensation. On October 26, 2010, Mr. Barclay and Dr. Moll each agreed to this modification in the form of payment of their 2010 incentive compensation.

On October 26, 2010, the Board awarded Robert Mittendorff, M.D., the Company’s Vice President of Marketing and Business Development, a performance-based restricted stock unit or RSU representing 40,000 shares of the Company’s common stock. Such RSU award was granted under the Company’s 2006 Equity Incentive Plan, will vest based on the Compensation Committee’s determination of the Company’s achievement of the certain critical success factors previously approved by the Compensation Committee and will be in lieu of any cash bonus opportunity for 2010.

On October 26, 2010, the Compensation Committee of the Board of Directors (the “Board”) of Hansen Medical, Inc. (the “Company”) approved, and on October 26, 2010, the Company and Robert Mittendorff, M.D., the Company’s Vice President of Marketing and Business Development, entered into a revised retention agreement (the “Retention Agreement”) which modifies the severance benefits Dr. Mittendorff may be entitled to receive in connection with a covered termination of employment within 12 months following a change in control of the Company. The severance benefits Dr. Mittendorff is eligible to receive under his Retention Agreement in connection with a covered termination of employment prior to, or more than 12 months after, a change in control remain unchanged. Under the revised Retention Agreement, Dr. Mittendorff is eligible for the following severance benefits in the event he is terminated without cause or resigns for good reason within 12 months following a change in control: (a) severance payments equal to six months of Dr. Mittendorff’s then-current annual base salary and a pro-rated portion of his annual target bonus for the same period, (b) payment of his and his dependents’ COBRA premiums for up to six months and (c) 100% vesting of any unvested equity awards then held by him. Dr. Mittendorff’s receipt of benefits under his Retention Agreement will continue to be subject to his execution of a general release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: October 28, 2010	/S/ PETER OSBORNE
Peter Osborne Interim Chief Financial Officer